Exhibit 99.1

     QUOTESMITH.COM, INC. NAMES NEW VICE PRESIDENTS FOR SALES AND TECHNOLOGY

     DARIEN, Ill., July 28 /PRNewswire-FirstCall/ -- Quotesmith.com, Inc., (Nasdaq QUOT) ( http://www.insure.com ), today announced that Brian Gibson, former Director of Sales and Service of USAA Life, has been named vice president of sales and that Eric Bergquist, former IT Director at AON, has been named vice president and Chief Information Officer.

     "We are thrilled to have Brian and Eric join our management team at this exciting time of growth and change for Quotesmith.com," remarked Robert Bland, chairman and CEO. "The addition of these two industry professionals, each of whom is an accomplished leader in their respective specialties, adds significant depth and experience to our management bench. These appointments underscore our resolve to define and lead our sector by providing the widest selection and most pleasant insurance shopping experience for the emerging self-directed insurance shopper."

     Gibson, 40, has just completed a 13-year management tenure at USAA Life Insurance Company, a Fortune 200 direct-to-consumer financial services company headquartered in San Antonio, TX. For 8 years, Gibson led the call center sales and service teams, which, during this time, helped USAA earn the prestigious J.D. Power's Chairman's Award for Best in Overall Service. Gibson's initiatives also helped USAA rank as the #1 Life Insurance Company in America in the Worth Magazine reader polls for 2002 and 2003. Gibson holds a B.B.A. in marketing from Angelo State University and holds both the Chartered Financial Consultant (ChFC) and Chartered Life Underwriter (CLU) designations from The American College.

     Bergquist, 44, has, for the past 3 years, served AON, the world's #2 insurance broker, as IT Director and as a consultant to AON through Computer Sciences Corporation. While at AON, Bergquist was responsible for coordinating the IT portion of Sarbanes-Oxley compliance and also worked on standardizing IT services and business processes. Prior to AON, Bergquist served in various technology capacities at Motorola, most recently as Principal Program Manager for the Internet Software & Content Group. Bergquist holds both an M.B.A. and a B.S. in electrical engineering from the University of Illinois.

     About Quotesmith.com
     Founded in 1984, Quotesmith.com owns and operates a comprehensive consumer information service and companion insurance brokerage service that caters to the needs of self-directed insurance shoppers. Visitors to the Company's flagship Web site, http://www.insure.com , are able to obtain instant life, auto, health and home insurance quotes from more than 200 leading insurers and have the freedom to buy from any company shown. Insure.com also plays home to over 3,000 originally authored articles on numerous insurance topics and also provides free insurance decision-making tools that are not available from any other single source. Our Life Quotes division provides telephone quotes, personal advice and brokerage services using in-house licensed agents. Quotesmith.com generates revenues from receipt of commissions paid by participating insurance companies, including industry-standard, back-end bonus commissions and volume-based contingent bonus commissions. Shares of Quotesmith.com trade on the Nasdaq SmallCap Market under the symbol "QUOT."

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     Cautions about Forward-Looking Statements
     This announcement may contain forward-looking statements that involve risks, assumptions and uncertainties pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. This announcement also contains forward-looking statements about events and circumstances that have not yet occurred and may not occur. These forward-looking statements are inherently difficult to predict. Expressions of future goals and similar expressions including, without limitation, "intend," "may," "plans," "will," "believe," "should," "could," "hope," "expects," "expected," "does not currently expect," "anticipates," "predicts," "potential" and "forecast," reflecting something other than historical fact, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Investors should be aware that actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Reported Web site activity and/or quotes are not necessarily indicative of any present or future revenue.

     The Company will not necessarily update the information in this press release if any forward-looking statement later turns out to be inaccurate. Potential risks and uncertainties include, among others, concentration of common stock holdings, integration and management of the Life Quotes operation, declines in the life insurance industry, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, the evolving nature of its business model, risks associated with capacity constraints and the management of growth as well as the risks associated with the results of investigations of insurance company practices and potential terrorism threats.

     More information about potential factors that could affect the Company's financial results are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 which is on file with the United States Securities and Exchange Commission. Quotesmith.com and insure.com are service marks of Quotesmith.com, Inc. All other names are trademarks of their respective owners. All rights reserved. Quotesmith.com, Inc.

SOURCE  Quotesmith.com
     -0-                             07/28/2005
     /CONTACT: Robert Bland, CEO, of Quotesmith.com, Inc., +1-630-515-0170, ext. 200, bob@insure.com/
     /Web site:  http://insure.com /

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